UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION
                       ______________________________

                          WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d)

                OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                            FEBRUARY 23, 2011

                     EMPIRE PETROLEUM CORPORATION

       (Exact name of registrant as specified in its charter)


Delaware                             001-16653              73-1238709

(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
of incorporation)                                        Identification No.)


4444. E. 66th Street, Lower Annex, Tulsa, OK                74136-4207
(Address of principal executive offices)                    (Zip Code)

                              (918) 488-8068
            (Registrant's telephone number, including area code)


      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 23, 2011 (the "Effective Date"), the Board of Directors (the "Board") of Empire Petroleum Corporation (the "Company") elected Kevin R. Seth as the newest member of the Board. The appointment was effective as of the Effective Date. Mr. Seth's appointment will fill a vacancy created by the Board's decision to increase the number of members of the Board from three members to four members, a power granted to the Board by the Company's bylaws. In return for serving as a member of the Board, the Corporation awarded Mr. Seth stock options to purchase up to 150,000 shares of the Company's common stock under its 2006 Stock Incentive Plan at an exercise price of $0.10 per share.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


EMPIRE PETROLEUM CORPORATION

Date: February 24, 2011

By: /s/ Albert E. Whitehead

Albert E. Whitehead

Chief Executive Officer